                                                                    Exhibit 99.1


                      COMBINED COMPANY UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL INFORMATION
                     FOR THE NINE MONTHS ENDED JUNE 30, 2002

    The following table presents a pro forma condensed combined statement of operations of Alpha Industries (the predecessor to Skyworks Solutions) and the Washington Business and the Mexicali Operations for the nine months ended June 30, 2002. The information is presented as if the spin-off transaction and the merger had occurred on October 1, 2001.

    The pro forma data take into account that Skyworks Solutions exchanged 0.351 of a share of Skyworks Solutions common stock for each share of Washington common stock in the merger and paid an aggregate of $150 million for the Mexicali operations. For financial accounting purposes, the sale of the Mexicali operations by Conexant to Skyworks Solutions was treated as if Conexant had contributed the Mexicali operations to Washington as part of the spin-off transaction, and the $150 million aggregate purchase price paid by Skyworks Solutions to Conexant was accounted for as a return of capital to Conexant.

    The merger was accounted for as a purchase business combination as defined by Statement of Financial Accounting Standards No. 141, Business Combinations. Because Conexant stockholders owned a majority of the outstanding shares of Skyworks Solutions after the merger, the merger was accounted for as a reverse acquisition in which Alpha Industries survived. Accordingly, for accounting purposes, in the merger Alpha Industries was treated as the acquired company and Washington was treated as the acquiring company and the historical financial statements of the Washington Business and the Mexicali operations became those of Skyworks Solutions after the merger. Under reverse acquisition accounting, the purchase price of Alpha Industries was based upon the fair market value of Alpha Industries common stock and the fair value of Alpha Industries stock options. The purchase price of Alpha Industries was allocated to the assets and liabilities of Alpha Industries assumed by Washington, as the acquiring company for accounting purposes, based on their estimated fair market values at the acquisition date.

    The unaudited pro forma condensed combined financial information is provided for illustrative purposes only, and is not necessarily indicative of the operating results or financial position that would have occurred if the spin-off transaction and the merger had been consummated at the beginning of the period presented, nor is it necessarily reflective of any future operating results or financial position. The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma information. The unaudited pro forma condensed combined financial information does not include any adjustments related to any potential cost savings or one-time charges that may result from the merger. The unaudited pro forma condensed combined financial information reflects a preliminary allocation of the purchase price which is subject to change based on finalization of the fair value of the tangible and intangible assets acquired and liabilities assumed as of the date of the closing of the merger.

    In the pro forma condensed combined financial information, Alpha Industries' unaudited historical information for the nine months ended June 30, 2002 was derived from the unaudited quarterly financial statements of Alpha Industries for the quarter ended June 30, 2002, from Alpha Industries' Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Securities and Exchange Commission on July 1, 2002 and from Alpha Industries' Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2001, filed with the Securities and Exchange Commission on February 13, 2002. The Washington/Mexicali historical statement of operations information for the nine months ended June 30, 2002 has been derived from the unaudited combined financial statements of the Washington Business and the Mexicali operations.

                      COMBINED COMPANY UNAUDITED PRO FORMA
                   CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 2002

                                                                               HISTORICAL
                                                              HISTORICAL       WASHINGTON/          PRO FORMA             PRO FORMA
                                                                ALPHA           MEXICALI            ADJUSTMENTS            COMBINED
                                                              ---------        -----------          -----------           ---------
                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales ............................................        $  91,367         $ 301,051            $      --            $ 392,418
Cost of sales ........................................           84,131           223,389                   --              307,520
Research and development expenses ....................           27,663            95,087                   --              122,750
Selling, general and administrative
  expenses ...........................................           11,741            32,727                   --               44,468
Amortization of intangible assets ....................               --            11,491                2,624(2)            14,115
Special charges (1) ..................................          111,748           112,053              (94,263)(3)          129,538
                                                              ---------         ---------            ---------            ---------
Operating income (loss) ..............................         (143,916)         (173,696)              91,639             (225,973)
Other income (expense), net ..........................              255                (9)             (14,500)(4)          (14,254)
                                                              ---------         ---------            ---------            ---------
Income (loss) before income taxes ....................         (143,661)         (173,705)              77,139             (240,227)
Provision (benefit) for income taxes .................          (47,409)          (19,789)              47,409              (19,789)
                                                              ---------         ---------            ---------            ---------
Net income (loss) ....................................        $ (96,252)        $(153,916)           $  29,730            $(220,438)
                                                              =========         =========            =========            =========

Basic loss per share .................................        $   (2.18)                                                  $   (1.61)
                                                              =========                                                   =========
Diluted loss per share ...............................        $   (2.18)                                                  $   (1.61)
                                                              =========                                                   =========

Shares used in computing:
     Basic loss per share ............................           44,234                                                   137,292(6)
     Diluted loss per share ..........................           44,234                                                   137,292(6)




            See accompanying notes to unaudited pro forma condensed
                        combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1 -- PURCHASE PRICE

    The purchase consideration of the merger was assumed to be approximately $1.2 billion, based on the sum of the fair market value of the outstanding Alpha Industries common stock and the fair value of Alpha Industries stock options and estimated transaction costs. The estimate of the transaction costs of Washington is preliminary. The fair market value of the shares of Alpha Industries common stock used in determining the purchase price was $23.79 per share, which reflects the average of the closing prices of Alpha Industries common stock on December 17, 2001, the date the merger was announced, and on the three business days before and after this announcement. Conexant stockholders received 0.351 of a share of Skyworks Solutions common stock for each share of Washington common stock issued to them in the spin-off. Alpha Industries stockholders continue to hold their existing shares of Alpha Industries common stock as shares of Skyworks Solutions after the merger and did not receive any new shares in the merger.

    The fair value of Alpha Industries stock options was estimated using the Black-Scholes option pricing model with the following assumptions: risk free rate of return of approximately 3.5%, expected lives of approximately three years, expected dividend rate of 0%, and volatility of approximately 120%.

    The purchase consideration is summarized as follows (in thousands):


      Fair market value of Alpha Industries common stock..        $1,054,111
      Fair value of Alpha Industries stock options .......            95,388
      Estimated transaction costs of Washington...........            33,606
                                                                  ----------
      Total...............................................        $1,183,105
                                                                  ==========

    The unaudited pro forma condensed combined financial information reflects a preliminary allocation of the purchase price and is subject to revision, which is not expected to be material, based on the final valuation of the net assets acquired. The preliminary allocation of the purchase price assuming the transaction occurred on June 30, 2002 is summarized below (in thousands):


          Working capital.........................    $  120,474
          Property, plant and equipment...........        58,700
          Amortized intangible assets.............        34,082
          Unamortized intangible assets...........         2,300
          Goodwill................................       904,221
          In-process research and development.....        65,500
          Long-term debt..........................           (73)
          Other long-term liabilities.............        (2,236)
          Deferred compensation...................           137
                                                      ----------
          Net assets acquired.....................    $1,183,105
                                                      ==========

    The excess of the purchase price over the fair value of net assets acquired has been classified as goodwill.





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
    Amortized intangible assets are comprised of the following (in thousands):

          Current Technology--Semiconductor Segment..........   $17,360
          Current Technology--Ceramics Segment...............     3,900
          Customer Relationships--Semiconductor Segment......     8,600
          Customer Relationships--Ceramics Segment...........     4,100
          Covenant Not to Compete--Semiconductor Segment.....       122
                                                                -------
          Total amortized intangible assets..................   $34,082
                                                                =======

The amortization period for each of the above intangibles is ten years. The value assigned to Current Technology for Alpha Industries' Semiconductor and Ceramics Segments was determined by management using the income approach. Under the income approach, the fair value reflects the present value of the projected cash flows that are expected to be generated by the products incorporating the current technology. The value assigned to Customer Relationships for Alpha Industries' Semiconductor and Ceramics Segments was determined by management using the cost approach. The cost approach determines the value of an asset as an estimate of the current cost to purchase or replace the asset.

    Unamortized intangible assets are comprised of the following (in thousands):

                Trademark--Ceramics Segment........    $2,300
                                                       ------
                                                       $2,300
                                                       ======

    The value assigned to Trademark-Ceramics Segment was determined using the income approach. The type of income approach was the relief from royalty methodology. Under the relief from royalty methodology, an estimate is made as to the appropriate royalty income that would be negotiated in an arm's length transaction if the subject intangible asset were licensed from an independent third-party owner.

    In-process research and development expense of $65.5 million and other merger-related expenses of $28.8 million have been excluded from the pro forma results as they are non-recurring and not indicative of normal operating results.

    The pro forma condensed combined financial information is intended for information purposes, and does not purport to represent what the combined company's results of operations would actually have been had the transaction in fact occurred at an earlier date, or project the results for any future date or period. The actual results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected in the pro forma condensed combined financial information.

NOTE 2 -- PRO FORMA ADJUSTMENTS

    The following adjustments are reflected in the unaudited pro forma condensed combined statements of operations to reflect the estimated impact of the merger on the historical combined results of Alpha Industries and Washington/Mexicali:

          (1) Special charges consist of in-process research and development, merger expenses, a write-down of goodwill associated with the acquisition of the Philsar Bluetooth business, a write-down of assembly and test capacity, and restructuring charges for both Alpha Industries and Washington/Mexicali related to a reduction in force and consolidation of facilities.

          (2) To record the incremental amortization expense resulting from the adjustments to record Alpha Industries amortized intangible assets at estimated fair value utilizing the straight-line method over a useful life of ten years and to record the amortization of unearned compensation related to unvested stock options held by Alpha Industries' employees at the time of the closing.

          (3) To eliminate in-process research and development of $65.5 million and other merger-related expenses of $28.8 million as they are non-recurring and not indicative of normal operating results.

          (4) To record the interest expense on the short-term promissory note from Skyworks Solutions to Conexant. The rate of 13% used in these calculations reflects the terms of the note provided under the Mexican stock and asset purchase agreement. Subsequent to the period presented, Skyworks Solutions announced that it intends to issue convertible subordinated notes at an annual interest rate of 4.75%. Skyworks Solutions intends to use up to $105 million of these notes to prepay this short-term promissory note to Conexant. For each 1% decrease in the interest rate, the impact would be to increase income before income taxes by $1.1 million for the nine months ended June 30, 2002.


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

          (5) To record the income tax effects of the merger and of the pro forma adjustments.

          (6) Pro forma per share data is based on the number of Alpha Industries common shares that would have been outstanding had the merger occurred at the beginning of each period presented. In order to compute the number of shares used in the calculation of pro forma basic and diluted loss per share, the weighted-average number of Conexant shares multiplied by the exchange ratio of 0.351 per share was added to the weighted-average number of Alpha Industries shares outstanding. Potentially dilutive securities are not taken into account when their effect would be anti-dilutive. A reconciliation of shares used to compute historical basic and diluted loss per share to shares used to compute pro forma basic and diluted loss per share is as follows (in thousands):

                                                             NINE MONTHS ENDED
                                                               JUNE 30, 2002
                                                             -----------------
        Shares used to compute Alpha Industries
          historical basic loss per share............              44,234
        Shares issued in merger......................              93,058
                                                                 --------
        Shares used to compute pro forma basic
          loss per share.............................             137,292
                                                                 ========
        Shares used to compute Alpha Industries
          historical diluted loss per
          share......................................              44,234
        Potentially dilutive securities..............                  --
        Shares issued in merger......................              93,058
                                                                 --------
        Shares used to compute pro forma diluted
          loss per share.............................             137,292
                                                                 ========



NOTE 3 -- BASIS OF PRESENTATION

    Alpha Industries' unaudited historical information for the nine months ended June 30, 2002 was derived from unaudited quarterly financial statements of Alpha Industries for the quarter ended June 30, 2002, the Alpha Industries' Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Securities and Exchange Commission on July 1, 2002 and from Alpha Industries' Quarterly Report on Form 10-Q for the quarterly period ended December 30, 2001, filed with the Securities and Exchange Commission on February 13, 2002. In-process research and development expense of $65.5 million and other merger-related expenses of $28.8 million have been excluded from the pro forma results as they are non-recurring and not indicative of normal operating results.

NOTE 4 -- IN-PROCESS RESEARCH AND DEVELOPMENT

    As of June 30, 2002, Alpha Industries was in the process of developing new technologies in its semiconductor and ceramics segments. The objective of the in-process research and development effort is to develop new semiconductor processes, ceramic materials and related products to satisfy customer requirements in the wireless and broadband markets.

SEMICONDUCTOR

    The semiconductor segment was involved in several projects that have been aggregated into the following categories based on the respective technologies:

   Power Amplifier

        Power amplifiers are designed and manufactured for use in different types of wireless handsets. The main performance attributes of these amplifiers are efficiency, power output, voltage of operation and distortion. Current research and development is focused on expanding the offering to all types of wireless standards, improving performance by process and circuit improvements and offering more integrated solutions.

   Control Products

        Control products consist of switches and switch filters that are used in wireless applications for channeling the signal. Most applications are in the handset market enabling multi-mode, multi-band handsets. Current research and development is focused on performance improvement and cost reduction by reducing chip size and increasing functionality.

   Broadband

        The products in this grouping consist of radio frequency and millimeter wave semiconductors and components designed and manufactured specifically to address the needs of the high-speed, wireline and wireless internet access. Current and long-term research and development is focused on performance enhancement of speed and bandwidth as well as cost reduction and integration.

   Silicon Diode

        These products use silicon processes to fabricate diodes (two terminal semiconductor devices) for use in a variety of radio frequency and wireless applications. Current research and development is focused on reducing the size of the device, improving performance and reducing cost.

CERAMICS

    The ceramics segment was involved in projects which relate to the design and manufacture of ceramic-based components such as resonators and filters for the wireless infrastructure market. Current research and development is focused on performance enhancements through improved formulations and electric designs.

The fair value assigned to each of the significant projects is reported below.

                                                   FAIR
                            PRODUCT                VALUE
                            -------               --------
                  Power Amplifiers.............   $19,900
                  Control Products.............    22,000
                  Broadband....................    18,900
                  Silicon Diode................     3,900
                  Ceramics.....................       800
                                                  -------
                                                  $65,500
                                                  =======

    The material risks associated with the successful completion of the in-process technology are associated with Alpha Industries' ability to successfully finish the creation of viable prototypes and successful design of the chips, masks and manufacturing processes required. Alpha Industries expects to benefit from the in-process projects as the individual products that contain the in-process technology are put into production and sold to end-users. The release dates for each of the products within the product families are varied. The fair value of the in-process research and development was determined using the income approach. Under the income approach, the fair value reflects the present value of the projected cash flows that are expected to be generated by the products incorporating the in-process research and development, if successful.

    The projected cash flows were discounted to approximate fair value. The discount rate applicable to the cash flows of each project reflects the stage of completion and other risks inherent in each project. The discount rate used in the valuation of in-process research and development was 30 percent.






                                       6